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                  CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-39350 and 811-6251) of Alliance Multi-Market Strategy Trust, Inc.


                             ERNST & YOUNG LLP


New York, New York
February 25, 2002




































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